EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          PROSPERITY BANCSHARES, INC.


                                  ARTICLE 1.

      The name of the Corporation is Prosperity Bancshares, Inc.

                                  ARTICLE 2.

      The period of duration of the Corporation is perpetual.

                                  ARTICLE 3.

      The purpose for which the Corporation is organized is to engage in any or all lawful acts, activities or businesses for which a corporation may be organized under the Texas Business Corporation Act.

                                  ARTICLE 4.

      Section 4.1 AUTHORIZED SHARES. The aggregate number of all classes of stock which the Corporation has authority to issue is 70,000,000 shares divided into (A) one class of 50,000,000 shares of Common Stock with a par value of $1.00 per share, and (B) one class of 20,000,000 shares of Preferred Stock with a par value of $1.00 per share, which may be divided into and issued in series as set forth in this Article Four.

      Section 4.2 AUTHORIZATION OF DIRECTORS TO DETERMINE CERTAIN RIGHTS OF PREFERRED STOCK. The shares of Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock to less than the number of shares within such series that are then issued. The Preferred Stock of each such series shall have such designations, preferences, limitations, or relative rights, including voting rights, as shall be set forth in the resolution or resolutions establishing such series adopted by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

            (A) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased
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      (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

            (B) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

            (C) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the Corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of such conversion or exchange;

            (D) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

            (E) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

            (F) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

            (G) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

            (H) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

      Section 4.3. PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ALL CLASSES OF CAPITAL STOCK.

            (A) GENERAL. All shares of Common Stock shall have rights identical to those of all other such shares. Except as they may vary among series established pursuant to

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      Section 4.2 of this Article Four, all shares of Preferred Stock shall have preferences, limitations, and relative rights identical to those of all other such shares.

            (B) LIQUIDATION PREFERENCE. In the event of dissolution, liquidation, or winding up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article Four and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences unless otherwise provided by the Board of Directors pursuant to Section
      4.2 of this Article Four. Neither the consolida tion, merger, or reorganization of the Corporation with any other corporation or corporations, nor the sale of all or substantially all the assets of the Corporation, nor the purchase or redemption by the Corporation of any of its outstanding shares shall be deemed to be a dissolution, liquidation, or winding up within the meaning of this paragraph.

            (C) REDEMPTION.

                  (1) RIGHT; METHOD. All or any part of any one or more series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article Four and those fixed by the Board of Directors pursuant to Section 4.2 of this Article Four. The Corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

                  (2) NOTICE. Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty nor more than fifty days before the date fixed for redemption.

                  (3) PAYMENT. Holders of redeemed shares shall be paid in cash the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article Four.

                  (4) PROVISION FOR PAYMENT. On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (b) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of

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      redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the Corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the Corporation so provides for payment, then from and after the date fixed for redemption (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accrue, (c) such setting aside or deposit shall be deemed to constitute full payment for the shares, (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and (f) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the Corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

                  (5) STATUS OF REDEEMED SHARES. Shares of Preferred Stock which are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

            (D) PURCHASE. Except as fixed by the Board of Directors pursuant to
      Section 4.2 of this Article Four or as otherwise expressly provided by law, nothing herein shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

                                  ARTICLE 5.

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00, consisting of money, labor done or property actually received.

                                  ARTICLE 6.

      Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                  ARTICLE 7.

      No contract or other transaction between the Corporation and one or more of its directors, officers or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or

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securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

                                  ARTICLE 8.

      Section 8.1 INDEMNIFICATION. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute (the "Indemnification Article"), the Corporation hereby:

            (A) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

            (B) makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

            (C) extends the mandatory indemnification referred to in Section 8.1(a) above and the mandatory payment or reimbursement of expenses referred to in Section 8.1(b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

      Section 8.2 NONEXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of such person's heirs and legal representatives.


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      Section 8.3 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person's status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Texas Business Corporation Act.

      Section 8.4 WITNESSES. Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person's appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

                                  ARTICLE 9.

      In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or (c) a committee of the Board of Directors upon which he does not serve, duly designed in accordance with a provision of the by-laws, as to matters within its designated authority, which committee the director deems to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation.

                                  ARTICLE 10.

      The address of the registered office of the Corporation is 3040 Post Oak Boulevard, Suite 150, Houston, Texas 77056, the name of the registered agent of the Corporation at such address is Tracy T. Rudolph.

                                  ARTICLE 11.

      The initial Board of Directors shall consist of three (3) members who shall serve as directors until the first annual meeting of shareholders or until their respective successors shall have been elected and qualified, and whose names and addresses are as follows:

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            NAME                        ADDRESS
            ----                        -------

Gene A. Ratliff              102 North Wells
                             Edna, Texas  77957

Tracy T. Rudolph             3001 Main Street
                             Houston, Texas  77002

                             5922 Beaudry
Robert H. Steelhammer        Houston, Texas  77035


                                  ARTICLE 12.
      The name and address of the incorporator of the Corporation is as follows:

            NAME                        ADDRESS
                             2900 South Tower
                             Pennzoil Place
William T. Luedke IV         Houston, Texas  77002

                                  ARTICLE 13.

No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (2) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, (4) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                  ARTICLE 14.

      Cumulative voting shall not be permitted.

                                  ARTICLE 15.

      Except to the extent otherwise required by law, the vote or concurrence of the holders of a majority of the shares of the Corporation entitled to vote and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be the act of the shareholders. With

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respect to any matter for which the affirmative vote of a portion of the shares of the Corporation entitled to vote greater than a majority of such shares is required by the Texas Business Corporation Act (or any successor or replacement statute), as the same now exists or may hereafter be amended, the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote on the matter shall be the act of the shareholders.

                                  ARTICLE 16.

      No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except to the extent that the foregoing exculpation from liability is not permitted under the applicable provisions of the Texas Miscellaneous Corporation Laws Act (or any successor or replacement statute) as the same now exists or may hereafter be amended. Any repeal or modification of the provisions of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE 17.

      Special meetings of the shareholders of the Corporation may be called only
(1) by the Chairman of the Board, by the President, by a majority of the Board of Directors, or by such other person or persons as may be authorized in the Bylaws or (2) by the holders of 50% of the outstanding shares of the Corporation entitled to vote at the proposed special meeting.



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